UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares Actively Managed Exchange-Traded Fund Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 West Roosevelt Road, Wheaton, Illinois	60187
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, par value $0.01 per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-147622; 811-22148.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.01 par value, of each of the PowerShares Active Multi-Cap Fund, PowerShares Active Low Duration Fund, PowerShares Active Mega Cap Fund and PowerShares Active AlphaQ Fund, four series of the PowerShares Actively Managed Exchange-Traded Fund Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-147622; 811-22148) filed on March 24, 2008, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust’s four investment portfolios to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

PowerShares Active AlphaQ Fund	37-1556891
PowerShares Active Low Duration Fund	37-1556895
PowerShares Active Mega Cap Fund	37-1556892
PowerShares Active Multi-Cap Fund	37-1556894

Item 2.  Exhibits

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147622; 811-22148), as filed with the Securities and Exchange Commission on March 24, 2008.

2. The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147622; 811-22148), as filed with the Securities and Exchange Commission on March 24, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWERSHARES ACTIVELY MANAGED EXCHANGE- TRADED FUND TRUST

Date: March 24, 2008	By:	/s/ H. Bruce Bond
H. Bruce Bond
Chief Executive Officer